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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K
                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

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    Date of Report (Date of Earliest Event Reported):  February 17, 1995


                            CRYSTAL BRANDS, INC.
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           (Exact Name of Registrant as Specified in its Charter)


                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


            1-8994                                     41-1282004
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   (Commission File Number)                         (I.R.S. Employer
                                                   Identification No.)


               404 Fifth Avenue
              New York, New York                               10018
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   (Address of Principal Executive Offices)                 (Zip Code)


                               (212) 502-6200
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            (Registrant's Telephone Number, Including Area Code)


                                 Unchanged
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       (Former Name or Former Address, if Changed Since Last Report)


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     Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

          On February 17, 1995, Crystal Brands, Inc. (the "Company"), which is operating under Chapter 11 of the Bankruptcy Code, and five of its subsidiaries consummated the sale of substantially all of the Company's and its subsidiaries' assets (exclusive of cash and cash equivalents) to Phillips-Van Heusen Corporation ("PVH") for a cash purchase price of $114,700,000, subject to a post-closing adjustment based upon the Company's tangible net worth as of the closing date. The purchase price was determined based upon arm's-length negotiations between the Company and PVH. The assets sold comprise Crystal Brands' apparel and retail businesses and include its Gant, Izod and Salty Dog trademarks. The Company has no continuing operating businesses.

          The Company intends to propose a Chapter 11 plan pursuant to which it will liquidate its remaining assets and distribute its cash to its creditors. No distributions will be made to its stockholders and all outstanding shares of the Company's stock will be cancelled in connection with its liquidation. Accordingly, no pro forma financial statements are being filed with this report, and the Company will not be filing an Annual Report on Form 10-K for its fiscal year ended December 31, 1994.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CRYSTAL BRANDS, INC.



     Dated: February 22, 1995      By: /s/ Michael B. McLearn
                                       ------------------------
                                       Michael B. McLearn,
                                       Vice President


























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